Exhibit 10.1

POP G FOOD HOLDINGS CORP.

10990 Wilshire Boulevard

Penthouse

Los Angeles, CA 90024

April 24, 2018

Mr. Mark H. DeBlois

Chairman and CEO

Specialty Brands Holdings, LLC

600 Providence Highway

Dedham, MA 02026

Dear Mr. DeBlois

Reference is made to tehr letter of intent, dated February 14, 2018 (the “LOI”) entered into among Specialty Brands Holdings, LLC (“SBH”), Papa Gino’s Inc., Oreva Capital Corp. (“Oreva”), Barington/Hilco Acquisition Corporation (“BHAC”) and Pop G Food Holdings Corp. ( “Holdings”).

As we have discussed, based on our financial review of the business of the “Company Group” (as defined in the LOI) we have determined that payment of the purchase price set forth in the LOI was not in the best interests of either Holdings, BHAC or their affiliates. Although we have proposed payment of a reduced purchase price SBH has chosen not to accept our proposal. Accordingly, please consider this letter as the official termination of the LOI and our discussion with respect to the matters described therein.

We wish you well in your future endeavors.

Very truly hours,

POP G FOOD HOLDINGS CORP.

By: /s/ Adam E. Levin

Name: Adam E. Levin

Title: Chief Executive Officer